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                                   Exhibit 11

             American Safety Insurance Group, Ltd. and subsidiaries
                        Computation of Earnings Per Share

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                                                                Three Months Ended                              Nine Months Ended
                                               September 30,           September 30,           September 30,          September 30,
                                                    1998                    1999                    1998                   1999
                                                   ------                  ------                  ------                 -----
Basic:
Earnings Available to Common
Shareholders..............................        $1,598,183              $1,359,263              $4,203,743             $4,519,838
                                                  ==========              ==========              ==========             ==========

Weighted Average Common Shares
Outstanding...............................         6,074,770               6,009,208               5,522,497              6,050,059

Basic Earnings Per Common
Shares ...................................        $      .26              $      .23              $      .76             $      .75
                                                  ==========              ==========              ==========             ==========

Diluted:
Earnings Available to Common
Shareholders..............................        $1,598,183              $1,359,263              $4,203,743             $4,519,838
                                                  ==========              ==========              ==========             ==========

Weighted Average Common Shares
Outstanding...............................         6,074,770               6,009,208               5,522,497              6,050,059

Weighted Average Common Shares
Equivalents Associated with
Options...................................            44,319                  18,459                  84,960                 27,641

Total Weighted Average Common
Shares....................................         6,119,089               6,027,667               5,607,457              6,077,700
                                                   =========               =========               =========              =========

Diluted Earnings per Common
Shares....................................        $      .26              $      .23              $      .75             $      .74
                                                  ==========              ==========              ==========             ==========
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